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CUSIP No.   61744M104               13G                    Page  7 of  9 Pages
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                            EXHIBIT 1 TO SCHEDULE 13G


                                FEBRUARY 9, 1996


        MORGAN  STANLEY  GROUP  INC.  and  MORGAN  STANLEY  &  CO.

      INCORPORATED  hereby  agree  that,  unless  differentiated,  this

      Schedule  13G  is  filed  on  behalf  of  each  of  the  parties.


            MORGAN  STANLEY  GROUP  INC.


   BY:      /s/ Edward J. Johnsen
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            Edward J. Johnsen / Vice-President Morgan Stanley & Co. Incorporated


            MORGAN  STANLEY  &  CO.  INCORPORATED


   BY:      /s/ Edward J. Johnsen
            ---------------------

            Edward J. Johnsen / Vice-President Morgan Stanley & Co. Incorporated